UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2016

SYMMETRY SURGICAL INC.

(Exact name of registrant as specified in its charter)

Delaware	3842	47-1523659
(State or other jurisdiction	(Commission File Number)	(I.R.S.Employer
of incorporation)		Identification No.)

3034 Owen Drive

Antioch, Tennessee 37013

(Address of principal executive offices, including Zip Code)

(800) 251-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07         Submission of Matters of a Vote of Security Holders

The Annual Meeting of Shareholders of Symmetry Surgical Inc. was held on Wednesday, April 27, 2016 at 9 a.m. EDT.  The Board of Directors fixed the close of business on February 29, 2016 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof.  On this record date, there were outstanding and entitled to vote 10,731,139 shares of Common Stock. A total of 8,898,886, representing 82.92% of outstanding shares, were voted at the Annual Meeting. There were three issues proposed for vote by the stockholders:

Proposal 1 - Election of Class II Directors. Voting for the Class II Directors elected to serve for a term of three years is summarized as follows:

Craig Reynolds	For	7,742,364
	Withheld	216,153

James S. Burns	For	7,444,804
	Withheld	513,713

Proposal 2 – Ratification and Approval of the appointment of the firm of Deloitte & Touche LLP as independent auditors of the Company for Fiscal 2016. Voting on this proposal is summarized as follows:

For	8,884,884
Against	13,191
Abstain	811

Proposal 3 – Approval of the Amendment No.1 to the Company’s 2014 Equity Incentive Plan. Voting on this proposal is summarized as follows:

For	7,766,551
Against	170,908
Abstain	21,058

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symmetry Surgical Inc.

/s/ Thomas J. Sullivan
Date: April 27, 2016	Name: Thomas J. Sullivan
Title: President and Chief Executive Officer